                                                                   EXHIBIT 10.18

                         Termination and Fee Agreement

     This Termination and Fee Agreement (this "Agreement") is entered into as of the 14th day of April, 2000 by and between DDi Corp., a Delaware corporation (together with each of its direct and indirect subsidiaries becoming party hereto by executing a counterpart signature page hereof, the "Company"), and Bain Capital Partners V, L.P., a Delaware limited partnership ("Bain").

          Whereas, the Company (f/k/a Details, Inc.) and Bain are party to a Management Agreement dated as of October 28, 1997 (the "Management Agreement");

          Whereas, in connection with the initial public offering of common stock of DDi Corp. (the "IPO"), the Company and Bain desire to discontinue that portion of the Management Agreement relating to Bain's right to participate in the negotiation and consummation of senior financing for any acquisition transactions by, or recapitalization or refinancing transaction of, the Company or any of its direct or indirect subsidiaries; and

          Whereas, in view of the extraordinary participation of certain employees of Bain in negotiating and consummating the Company's acquisition of capital stock of MCM Electronics Limited and related financings matters, the Company has agreed to pay Bain a fee of Three Million Dollars ($3,000,000);

     Now, therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the definitions set forth in the Management Agreement.

2.   Certain Agreements.  The Company and Bain hereby agree that:

     (a) the Management Agreement is hereby terminated, effective as of the closing of the IPO;

     (b) notwithstanding the foregoing, Sections 1(a), 1(b), 2(b), 4, 5, 7, 9, 10 and 11 of the Management Agreement shall survive the termination of the Management Agreement and are hereby incorporated by reference herein, mutatis mutandis, for all purposes to have the same effect as if fully set forth herein, with appropriate modifications as the context may require; and

     (c) The Company hereby agrees to pay to Bain a fee of Three Million Dollars ($3,000,000) in respect of services rendered in connection with the negotiation and consummation of the acquisition of the capital stock of MCM Electronics, Limited and related matters; such amount to be paid upon the closing of such acquisition.

3. Freedom to Pursue Opportunities. Without limiting the generality of the foregoing Section 2(c) as it relates to Section 11 of the Management Agreement, in consideration of the agreements of Bain set forth herein and of the agreement of certain individuals affiliated or otherwise associated with Bain to serve on the Board of Directors of the Company, the Company and Bain hereby agree that in anticipation that the Company and Bain (or one or more of its affiliates, associated investment funds or portfolio companies, clients or individuals associated with any of the foregoing including, without limitation, certain individuals who may from time to time serve as directors, officers, employees of, or consultants to, the Company) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, except as Bain may otherwise agree in writing, after the date hereof:

     (a) Bain shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (i) engage in the same or similar business activities or lines of business as the Company, including those competing with the Company and (ii) do business with any client or customer of the Company;

     (b) Neither Bain nor any officer, director, employee, partner, affiliate or associated person or entity thereof shall be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of any such activities of or of such person's participation therein; and

     (c) In the event that Bain acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and Bain or any other person, Bain shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of the fact that Bain directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

5. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective as against any party, unless in writing and executed such party. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

6. Merger/Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

7. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

               [Remainder of this page intentionally left blank]

                                                   Termination and Fee Agreement
                                                           As of April, 14, 2000

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal on August 14, 2000, effective as of the date first above written by its officer or representative thereunto duly authorized.


The Company:                                DDi Corp.



                                            By  /s/  JOSEPH P. GISCH
                                                ------------------------------
                                                Title:

                                            DDi Intermediate Holdings Corp.



                                            By  /s/  JOSEPH P. GISCH
                                                ------------------------------
                                                Title:

                                            DDi Capital Corp.



                                            By  /s/  JOSEPH P. GISCH
                                                ------------------------------
                                                Title:

                                            Dynamic Details, Incorporated



                                            By  /s/  JOSEPH P. GISCH
                                                ------------------------------
                                                Title:


                                            Dynamic Details Incorporated,
                                                 Silicon Valley


                                            By  /s/  JOSEPH P. GISCH
                                                ------------------------------
                                                Title:

                                                   Termination and Fee Agreement
                                                           As of April, 14, 2000

                                            Dynamic Details Incorporated, Texas



                                            By  /s/  JOSEPH P. GISCH
                                                -------------------------------
                                                Title:


Bain:                                       Bain Capital Partners V, L.P.

                                            By  Bain Capital Investors V, Inc.,
                                                 its general partner


                                                By /s/  EDWARD CONARD
                                                   ----------------------------
                                                   Title: